UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                         SCHEDULE 13D


                         Under the Securities Exchange Act of
1934
                         (Amendment No.  )*

                         Starrett Corporation

                         (Name of Issuer)

                         Common Stock, par value $1.00 share

                         (Title of Class of Securities)
                         855 677 100

                         (CUSIP Number)

                         Oded Aboodi
                         75 Rockefeller Plaza
                         New York, New York 10019
                         (212) 484-8780

                         (Name, Address and Telephone Number of
Person
                         Authorized to Receive Notices and
Communications)

                         December 2, 1988
                         (Date of Event which Requires Filing of
this Statement)


If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because of Rule 13d-
1(b)(3) or (4), check the following box .

Check the following box if a fee is being paid with the statement. (A fee is not required only if the reporting person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.
The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

















































                        SCHEDULE 13D



CUSIP No.  855 677 100               Page   2  of  15   Pages


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          ODED ABOODI (###-##-####)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*      (a)

                                                            (b) X

3    SEC USE ONLY

4    SOURCE OF FUNDS*

5 CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          United States

NUMBER OF
SHARES
BENEFICIALLY OWNED BY?
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER
          358,760

8    SHARED VOTING POWER

9    SOLE DISPOSITIVE POWER
          358,760

10   SHARED DISPOSITIVE POWER


11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          358,760

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
     SHARES*

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          6.24%

14   TYPE OF REPORTING PERSON*
          IN



           *SEE INSTRUCTIONS BEFORE FILLING OUT!
INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
(INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION















































                        SCHEDULE 13D



CUSIP No.  855 677 100          Page  3   of  15   Pages


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          OEA PARTNERS  (22-240-9314)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                            (a)

                                                            (b) X

3    SEC USE ONLY

4    SOURCE OF FUNDS*

5 CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          New Jersey

NUMBER OF
SHARES
BENEFICIALLY OWNED BY?
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER
          50,000

8    SHARED VOTING POWER

9    SOLE DISPOSITIVE POWER
          50,000

10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          50,000

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
          SHARES*

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          0.87%

14   TYPE OF REPORTING PERSON*
          PN


           *SEE INSTRUCTIONS BEFORE FILLING OUT!
INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
(INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION
















































                        SCHEDULE 13D



CUSIP No.  855 677 100               Page  4   of  15   Pages


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          KADIMA PARTNERS (22-276496)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*      (a)

                                                            (b)X

3    SEC USE ONLY

4    SOURCE OF FUNDS*
          WC

5 CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)


6    CITIZENSHIP OR PLACE OF ORGANIZATION
          Delaware

NUMBER OF
SHARES
BENEFICIALLY OWNED BY?
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER
          308,760

8    SHARED VOTING POWER

9    SOLE DISPOSITIVE POWER
          308,760

10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          308,760

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
     SHARES*



13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          5.37%

14   TYPE OF REPORTING PERSON*
          PN



           *SEE INSTRUCTIONS BEFORE FILLING OUT!
INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
(INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION












































Item 1.   Security and Issuer.

          This Schedule 13D relates to shares of Common Stock (Common Stock), $1.00 par value, of Starrett Housing Corporation (the Company), a New York corporation, with its principal executive offices at 909 Third Avenue, New York, New York 10022.

Item 2.   Identity and Background.

          This Schedule 13D is being filed on behalf of Oded Aboodi, Kadima Partners (Kadima), a Delaware general partnership, and OEA
Partners (OEA), a New Jersey general partnership (collectively, the Reporting Persons).

          Mr. Aboodi, a United States citizen and certified public accountant and companies controlled by him perform consulting services for private investors and businesses, including Warner Communications Inc. (Warner) (with which Aboodi is employed on a non-exclusive basis) and operations affiliated with Builtland Partners. Warner, located at 75 Rockefeller Plaza, New York, New York 10019, and its subsidiaries and divisions, are engaged primarily in the communications and entertainment business, through operations in filmed entertainment, recorded music and music publishing, cable, broadcasting, publishing and related distribution. Mr. Aboodi's business address is 75 Rockefeller Plaza, New York, New York 10019.

          Kadima and OEA are principally investment partnerships and are controlled by Mr. Aboodi. The business address of Kadima and OEA is P.O. Box 1195, Alpine, New Jersey 07620-1195. Mr. Aboodi is a general partner of each of Kadima and OEA.

          During the last five years none of the Reporting Persons (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

Item 3.   Source and Amount of Funds or Other Consideration.

          The source of the funds used by Kadima to acquire the shares of Common Stock in the transaction described in this Schedule 13D was working capital.

Item 4.   Purpose of Transaction.

          The Reporting Persons acquired their shares of the Company's Common Stock for investment purposes. The Reporting Persons are aware that the Company has filed a registration statement, which has become effective, pursuant to the Securities Act of 1933, as amended, contemplating a transaction in which the Company will exchange shares of its Common Stock for the 20% of the outstanding shares of its subsidiary, Levitt Corporation (Levitt), a Maryland corporation, which the Company does not presently own. Mr. Aboodi is the beneficial owner of 14,000 Levitt shares (11,000 shares held directly and 3,000 shares held by a corporation partially owned by Mr. Aboodi). Mr. Aboodi expects that such Levitt shares will be exchanged for Common Stock of the Company in such transaction. In addition, any of the Reporting Persons may from time to time, depending on general economic conditions, market prices for the Common Stock, compliance with governmental regulations and other factors, purchase additional shares of Common Stock through open-market purchases, privately negotiated transactions or otherwise and may also dispose of shares of Common Stock.

          Other than as indicated in this Schedule 13D, the Reporting Persons do not have any present plans or proposals which relate to or would result in: (i) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company; (ii) an extraordinary corporate transaction, such as merger, reorganization or liquidation, involving the Company; (iii) a sale or transfer of a material amount of assets of the Company; (iv) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the board; (v) any material change in the present capitalization or dividend policy of the Company;
(vi) any other material change in the issuer's business or corporate structure; (vii) changes in the Company's charter, by-laws, or other instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person; (viii) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system or a registered national securities association; (ix) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended; or (x) any action similar to any of those enumerated above. However, the Reporting Persons reserve the right to formulate such plans or proposals, and take action thereon, in the future.

Item 5.   Interests in Securities of the Issuer.

          As of December 2, 1988, Mr. Aboodi beneficially owned 358,760 shares of Common Stock (or 6.24% of the Company's outstanding Common Stock), including the shares acquired in the transaction described below. Mr. Aboodi has the sole power to vote and direct the disposition of the 358,760 shares of Common Stock held collectively by Kadima and CEA and has the sole power to vote and dispose of the foregoing shares.

          On December 2, 1988, Mr. Henry Benach, Builtland Partners, and Mr. Aboodi on behalf of Kadima (the "Purchasers"), each entered into separate agreements (the "Agreements") with American Financial Corporation ("AFC") to purchase shares of Common Stock held by AFC. Under the Agreements, Mr. Benach, Builtland Partners, and Mr. Aboodi on behalf of Kadima acquired on such date 250,000, 1,000,000, and 308,760 shares, respectively, of Common Stock (or an aggregate of 1,558,760 shares or approximately 27% of the Company's outstanding shares) from AFC at a purchase price of $6.00 per share. The 308,760 shares purchased by Mr. Aboodi equal 5.4% of the Company's outstanding shares.

          To the extent that the Purchasers acted together in acquiring the above shares from AFC, they may be deemed under rules of the Securities and Exchange Commission to be a group for purposes of filing Statements on Schedule 13D to report such acquisitions. The Reporting Persons have no agreements, arrangements or understandings with any of the other Purchasers (and disclaim that they are a group with the other Purchasers) with respect to holding, voting or disposing of any shares of Common Stock or the acquisition of any additional shares of Common Stock.

          The Reporting Persons disclaim beneficial ownership of any of the shares of Common Stock beneficially owned by the other Purchasers and understand that each of the other Purchasers also disclaims beneficial ownership of any shares of Common Stock held by any other Purchaser. The Reporting Persons understand that the other Purchasers have satisfied any obligations they may have to file a Statement on Schedule 13D by reason of entering into the Agreement with AFC by making separate filings on Schedule 13D.

          On December 2, 1988, the Company, simultaneously with the purchases of Common Stock by the Purchasers from AFC, entered into an agreement with AFC (the "Deferral Agreement") with respect to the extension and deferral of the redemption provisions and the elimination of the conversion provisions of 66,928 shares of $5.81 Cumulative Preferred Shares of the Company (the "Shares"). The Shares were subject to mandatory redemption on December 31, 1990 and were convertible into 1,338,560 shares of Common Stock, subject to adjustment. The Deferral Agreement provides for the deferred retirement of the Shares (after December 31, 1990) and the immediate elimination of the conversion rights and dividend payment rights pertaining to the Shares in consideration of the issuance to AFC after December 31, 1990 of six equal promissory notes of the Company (the "Notes") in the aggregate principal amount of $8.8 million. Each Note will be in the principal amount of $1,466,667, subject to adjustments, payable at maturity. The first Note will mature on January 1, 1992 with one additional Note maturing on each January 1 thereafter to January 1, 1997. Simple interest will accrue on each Note from January 1, 1989 to December 31, 1990 at the rate of 15% per annum.
The Company has the option of paying such accrued interest on January 1, 1991, or not paying such accrued amounts and having such amounts added to the principal amounts of the Notes. Interest on the unpaid principal amount of each Note will be payable quarterly in arrears at the rate of 15% per annum with respect to the period commencing
January 1991. Should the Company fail to redeem in full its $5.08 Cumulative Preferred shares and its $5.00 Cumulative Preferred shares on December 31, 1990, then so long as such preferred shares have not been redeemed in full, the redemption and dividend features of the Shares will be reinstated.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

          On December 2, 1988, the Company also confirmed in writing to Builtland Partners, Mr. Benach, and Mr. Aboodi on behalf of Kadima (the "Registration Agreements") that the Company had agreed to file as promptly as possible (and no later than 30 days from such date) a shelf registration statement under the Securities Act of 1933 for the shares such persons acquired from AFC under the Agreements; to maintain such registration statement in effect for at least two years from December 2, 1988; to file additional registration statements at the Purchasers' requests; and to indemnify the Purchasers against liability for statements of the Company made in such a registration statement.

          The Reporting Persons have no other contracts, arrangements, understandings or relationships (legal or otherwise) with respect to securities of the Company other than described elsewhere in this
Schedule 13D including, but not limited to, transfer or voting of any such securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees or profits, division of profits or loss, or giving or withholding of proxies.

Item 7.   Material Required to be Filed as Exhibits.

          A.   Letter Agreement, dated November 28, 1988, between
               American Financial Corporation and Oded Aboodi on behalf of Kadima.

          B. Letter, dated December 2, 1988, from Starrett Housing Corporation to Oded Aboodi on behalf of Kadima.

          C. Agreement among Oded Aboodi, Kadima and OEA as to the joint filing of Schedule 13D.






















                           SIGNATURES


          After reasonable inquiry and to the best of our knowledge and belief, we certify that the information set forth in this Schedule 13D is true, complete and correct.


Dated:    January 18, 1989


 Oded Aboodi
Oded Aboodi


     KADIMA PARTNERS


By:Oded Aboodi
     Oded Aboodi
     General Partner


     OEA PARTNERS


By:Oded Aboodi
     Oded Aboodi
     General Partner